                                                                   EXHIBIT 10.34

September 11, 2003

VIA HAND DELIVERY

Mr. Geoffrey Ribar
Asyst Technologies, Inc.
48761 Kato Road
Fremont, CA 94538

RE: SEPARATION AGREEMENT

Dear Geoff:

      This letter sets forth the substance of the separation agreement (the "Agreement") that Asyst Technologies, Inc. (the "Company") is offering to you to aid in your employment transition.

      1. SEPARATION AND TRANSITION. Your last day of employment with Asyst and your employment termination date will be October 30, 2003 (the "Separation Date"). Until the earlier of the Separation Date or the hiring of a successor Chief Financial Officer ("CFO") by the Company, you will continue in your current position as Senior Vice President and CFO of the Company and will perform your duties as such to the best of your abilities. You agree to resign your position as Senior Vice President and CFO and from any other offices and positions you hold with the Company and with any affiliated entities upon the earlier of the hiring of a successor CFO or the Separation Date; provided, however, that if a successor CFO is hired prior to the Separation Date, you will remain a regular, full-time employee from the date such successor is hired until the Separation Date (the "Transition Period"). During the Transition Period, you will continue to work to provide transition assistance to the Company and work on special projects within your area of expertise, including investor relations, as requested by the Chief Executive Officer Subject to compliance with your obligations hereunder, you will continue to receive your current base salary and be eligible for the same benefits currently available to you (including but not limited to paid vacation time accrual and participation in the Company's group health, dental and vision insurance plans, 401(k) plan and the Employee Stock Purchase and Executive Deferred Compensation Programs) through the Separation Date.

      2. INDEMNIFICATION. The Company will indemnify you for all actions within the authorized course and scope of your employment with the Company (for the entire length of your employment with the Company) to the fullest extent permitted by law and as set forth in any indemnification agreement executed and in effect between you and the Company.

      3. STOCK OPTIONS. As part of your employment, the Company granted you certain options to buy common stock of the Company pursuant to the Company's governing stock option plans (the "Options"). Attached as EXHIBIT A is a spreadsheet identifying your Options. The Options will continue to vest through the remainder of your employment and will cease vesting on the Separation Date. Except as expressly provided in this Agreement, all terms, conditions, and limitations applicable to the Options will remain in full force and effect pursuant to the applicable stock option grant notices

Mr. Geoffrey Ribar
September 11, 2003
Page 2

and stock option agreements between you and the Company, and the applicable stock option plan documents.

      4. ACCRUED SALARY AND VACATION. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation, earned through the Separation Date, subject to standard payroll deductions and withholdings.

      5. SEVERANCE BENEFITS. Although the Company has no plan or program requiring that it provide severance benefits, in exchange for your signing this Agreement, allowing it to become effective and abiding by its terms, the Company will provide you with the following severance benefits:

            (a) SEVERANCE PAYMENT. The Company will make a lump sum severance payment to you in the amount of $275,000.00, less applicable deductions and withholdings (the "Severance Payment"). The Severance Payment will be paid to you within three (3) business days of the date the Separation Date Release (described in paragraph 13 and attached hereto as EXHIBIT B) becomes effective.

            (b) PAID COBRA COVERAGE. After the Separation Date, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your group health, dental and vision insurance coverage. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish. You will receive additional information about your COBRA election rights under separate cover. Provided you timely elect COBRA continuation coverage, as part of this Agreement, the Company will pay the premiums for continuation of your COBRA health, dental and vision insurance coverage in effect as of the Separation Date through the earlier of September 30, 2004 or the date you become eligible to participate in a subsequent employer's comparable group health insurance plan. You agree to notify the Company within ten (10) days of the date you will become eligible for coverage under a subsequent employer's group health insurance plan.

            (c) ACCELERATED VESTING OF OPTIONS. Effective as of the Separation Date, the Company will accelerate the vesting of the shares subject to Option Grant Nos. 003668, 003669 and 004452 so that you become fully vested in an additional 7,462 shares subject to Option Grant No. 003668, an additional 36,288 shares subject to Option Grant No. 003669, and an additional 12,500 shares subject to Option Grant No. 004452.

            (d) EXTENDED EXERCISE PERIOD. Effective as of the Separation Date, the Company will also extend the exercise period applicable to any vested shares subject to Option Grant Nos. 003668, 003669 and 000452, so that you may exercise the vested shares subject to these Option Grants at any time through and including September 30, 2004, at which time, if not exercised, they will expire. You understand and agree that the accelerated vesting and extended exercise period provided herein may convert your incentive stock options into non-qualified stock options. The Company, however, makes no representations or warranties as to the tax treatment of the Options, and you should seek independent advice with respect to any tax and securities law issues regarding your Options, the

Mr. Geoffrey Ribar
September 11, 2003
Page 3

accelerated vesting and extended exercise period provided above, and any sale of Company stock you may make.

      6. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.

      7. RETURN OF COMPANY PROPERTY. On the Separation Date or as earlier requested by the Company, you agree to return to the Company all Company documents (and all copies thereof) and other Company property which you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). If you have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, you agree to provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems as part of your compliance with the terms of this paragraph. You will not be entitled to any severance benefits unless and until you comply fully with the terms set forth in this paragraph.

      8. RIBAR'S RELEASE OF CLAIMS. In exchange for employment through the Separation Date and the accelerated vesting of and extended exercise period for certain of the shares subject to the Options, you hereby release, acquit and forever discharge the Company, and each of its officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including date you sign this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the California Fair Employment

Mr. Geoffrey Ribar
September 11, 2003
Page 4

and Housing Act (as amended), and the California Labor Code. Notwithstanding the foregoing, this release of claims does not include a release any claims you may have under this Agreement, or for workers' compensation or unemployment insurance benefits.

      9. RIBAR'S ADEA RELEASE AND WAIVER. You acknowledge that you knowingly and voluntarily waive and release any rights you may have under the ADEA, and that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that may arise after the date you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (c) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to execute this Agreement earlier); (d) you have seven (7) days following the date you sign this Agreement to revoke the Agreement by providing written notice of such revocation to the Company's Chief Executive Officer; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is signed by you ("Effective Date").

      10. COMPANY'S RELEASE OF CLAIMS. In consideration for your signing this Agreement, allowing it to become effective and adherence to the terms set forth herein, the Company, as of the date it signs this Agreement, hereby releases you from any and all claims, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, that the Company has or could assert against you for any acts or omissions by you in the authorized course and scope of your employment with the Company. You hereby acknowledge and agree that the Company's release of claims does not include a release of claims for any acts or omissions by you that did not occur within the authorized course and scope of your employment with the Company, including, but not limited to, claims for willful or intentional misconduct (including acts of fraud, embezzlement or other malfeasance), willful or intentional violation of any Company policy or procedure, or breach of any agreement between you and the Company (including, but not limited to, your Employee Proprietary Information and Inventions Agreement).

      11. SECTION 1542 WAIVER. YOU AND THE COMPANY EACH UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. You and the Company each acknowledge that each has read and understands Section 1542 of the California Civil Code, which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." You and the Company hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any claims you may have against the other party.

      12. COVENANT NOT TO SUE. You hereby represent and warrant that you have not filed any complaints, claims, grievances or actions against the Company, its parent, subsidiary and affiliated entities, and the shareholders, directors, officers, employees, agents and representatives of each, in any state, federal or local court or agency and covenant not to file any claims (other than claims for

Mr. Geoffrey Ribar
September 11, 2003
Page 5

workers' compensation benefits, claims for unemployment insurance benefits or other claims not subject to waiver by law) at any time hereafter. You hereby grant power of attorney to the Company to dismiss on your behalf any complaint, claim grievance or action filed by you in violation of this provision.

      13. SEPARATION DATE RELEASE. As part of this Agreement and in consideration of the Severance Payment to be made to you, you agree to execute the Separation Date Release, on or within twenty-one (21) days after the Separation Date, and to allow such Release to become effective. The Separation Date Release should not be signed before the Separation Date.

      14. NONDISPARAGEMENT. During your employment with the Company and continuing after the Separation Date, you agree not to defame, disparage or criticize the Company, its shareholders, directors, officers, employees or business or employment practices at any time. Likewise, during your employment with the Company and continuing after the Separation Date, the Company (through its officers and directors) agrees not to defame, disparage or criticize you. In addition, both you and the Company (through its officers and directors) agree not to engage in any conduct that you or the Company knows or reasonably should know will damage the reputation of the other party, cause third parties to view the other party in a less favorable light, or is otherwise detrimental to the interests of the other party. Notwithstanding the foregoing, both you and the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process.

      15. PROPRIETARY INFORMATION OBLIGATIONS. You acknowledge and agree to abide by your continuing obligations under your Employee Proprietary Information and Inventions Agreement, a copy of which is attached as EXHIBIT C.

      16. NONSOLICITATION. You agree that during your employment with the Company and for one (1) year following the Separation Date, you will not directly solicit, entice, induce or encourage any employee or independent contractor of the Company to terminate a business relationship with the Company or become an employee or independent contractor to or for any other person or entity.

      17. TERMINATION. In the event you breach any of your obligations under paragraphs 8-10, and 12-16 of this Agreement, the Company may, by written notice to you, elect to terminate its obligation to provide any severance benefits that have not previously been provided to you and your right to exercise any vested stock options then held by you will thereupon terminate immediately.

      18. CONFIDENTIALITY. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee.

Mr. Geoffrey Ribar
September 11, 2003
Page 6

      19. DISPUTE RESOLUTION. Any and all disputes, claims, and causes of action that may arise from or relate to this Agreement or its enforcement, performance, breach, or interpretation, shall be resolved solely and exclusively by final, binding and confidential arbitration through JAMS (formerly "Judicial Arbitration and Mediation Services") in Fremont, California under the then-existing JAMS arbitration rules governing the resolution of employment disputes. Notwithstanding the foregoing, either party may obtain injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration and any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and the state courts of California.

      20. MISCELLANEOUS. This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach.

Geoff, if this Agreement is acceptable to you, PLEASE SIGN BELOW AND RETURN THE ORIGINAL TO ME ON OR BEFORE TWENTY-ONE (21) DAYS FROM THE DATE YOU RECEIVE THIS AGREEMENT. The offer of severance benefits contained in this Agreement will automatically lapse and expire if we do not receive the fully executed Agreement from you by the aforementioned date. You should provide me with the original signed copy of the Separation Date Release (Exhibit B) on or within twenty-one
(21) days after the date your employment with the Company terminates.

I wish you all the best in your future endeavors.

Sincerely,

Asyst Technologies, Inc.

By: /s/ Stephen S. Schwartz
    --------------------------
Stephen S. Schwartz
Chairman and Chief Executive Officer

Mr. Geoffrey Ribar
September 11, 2003
Page 7

Exhibit A - Options Spreadsheet
Exhibit B - Separation Date Release
Exhibit C - Proprietary Information And Inventions Agreement

AGREED AND ACCEPTED:

/s/ Geoffrey Ribar                                                9/15/2003
-------------------                                        ---------------------
Geoffrey Ribar                                                      Date

                                                                       EXHIBIT A

ASYST TECHNOLOGIES, INC.    PERSONNEL SUMMARY                   PAGE: 1
                            AS OF 9/11/2003                     FILE: PERSNL
                                                                DATE: 9/11/2003
                            ID IS EQUAL TO 007065               TIME:  2:58:17PM

                          OPTION  OPTION
      NAME           ID   NUMBER   DATE    PLAN/TYPE SHARES   PRICE   EXERCISED VESTED  CANCELLED UNVESTED OUTSTANDING EXERCISABLE
------------------ ------ ------ --------- --------- ------- -------- --------- ------  --------- -------- ----------- -----------
Ribar, Geoffrey G. 007065 003668 8/20/2001 1993/ISO   29,848 $13.4000     0      14,924     0       14,924      29,848      14,924
                          003669 8/20/2001 1993/NQ   145,152 $13.4000     0      72,576     0       72,576     145,152      72,576
                          004452 4/11/2002 1993/NQ    50,000 $14.9100     0      12,500     0       37,500      50,000      12,500
                          005174 4/1/2003  1993/NQ    15,000 $ 5.0500     0      15,000     0            0      15,000      15,000
                          005183 4/1/2003  1993/NQ   100,000 $ 5.0500     0           0     0      100,000     100,000           0
                                                     -------          --------- ------- --------- -------- ----------- -----------
                                 TOTALS              340,000              0     115,000     0      225,000     340,000     115,000

                                    EXHIBIT B

                             SEPARATION DATE RELEASE
         (TO BE EXECUTED ON OR WITHIN 21-DAYS AFTER THE SEPARATION DATE)

In exchange for the Severance Payment and the other consideration being provided to me under that certain separation agreement between me and the Company which I signed on September ____, 2003 (the "AGREEMENT"), I hereby release, acquit and forever discharge the Company, and each of its officers, directors, agents, employees, attorneys, shareholders, predecessors, successors, parents, subsidiaries, assigns and affiliates, of and from any and all claims, liabilities, causes of action, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I sign this Separation Date Release (the "RELEASE"). This release of claims includes, but is not limited to: (a) all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; (b) all claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; (c) all claims pursuant to any federal, state or local law, statute, or cause of action of any jurisdiction, including, but not limited to, the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), the California Fair Employment and Housing Act (as amended), tort law, contract law, wrongful discharge, discrimination, harassment, fraud, defamation, emotional distress, and breach of the implied covenant of good faith and fair dealing. Notwithstanding the foregoing, nothing in this paragraph shall be construed in any way to release any claims I may have under the Agreement or for workers' compensation or unemployment insurance benefits.

I acknowledge that I am are knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given for the waiver and release herein is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date you sign this Release; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Release; (c) I have been given twenty-one (21) days to consider this Release (although I may choose to voluntarily execute it earlier);
(d) I have seven (7) days following the execution of this Release to revoke my agreement to it; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Release is signed by me (the "Separation Date Release Effective Date").

In giving the releases set forth above (which include claims which may be unknown to me at present), I acknowledge having read and understood Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that Section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims.

The Agreement (including its exhibits), along with this executed Release (collectively, the "Agreements"), constitutes the complete, final and exclusive embodiment of the entire agreement between me and the Company with regard to this subject matter. I have executed this Release without reliance on any promise or representation, written or oral, other than those expressly contained in the Agreements. This Release is deemed incorporated into the Agreement, as a material part thereof and, specifically, subject to the terms and conditions of Sections 12 and 17 through 20 of the Agreement.

ACCEPTED AND AGREED:

______________________                                  ________________________
Geoffrey Ribar                                                   Date

                                                                       EXHIBIT C

                                  [ASYST LOGO]

                                                        ASYST TECHNOLOGIES, INC.
                                                        48761 KATO ROAD
                                                        FREMONT, CA 94538

                                                        Tel: 510.661.5000
                                                        Fax: 510.661.5166

                                      ASYST

                             PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

      In consideration of my employment or continued employment by Asyst (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

      1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and the Company and its assigns shall be the sole owner of all trade secret right, patent rights, copyrights, mask work rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

      The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of other employees of the Company.

      2. THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

      3.    ASSIGNMENT OF INVENTIONS.

            3.1 ASSIGNMENT. I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions." I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under Section 2970 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

                  (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (a1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                  (a2) Result from any work performed by the employee for the employer.

                  (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (I), the provision is against the public policy of this state and is unenforceable.

            3.2 GOVERNMENT. I also assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

            3.3 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

      4. ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the company's request on such assistance.

      In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

      5. OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

      I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

      6. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Exhibit A but am to inform the Company that all such Inventions have not been listed for that reason.

      7. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity other than for the Company. I agree further that for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not (i) induce any employee of the Company to leave the employ of the Company or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company).

      8. NO IMPROPER USE OF MATERIALS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

      9. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

      10. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information of Proprietary Information of the Company. I further agree mat any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

      11. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

      12. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

      13.   GENERAL PROVISIONS.

            13.1 GOVERNING LAW. This Agreement will be governed by and construed according to the laws of the State of California.

            13.2 ENTIRE AGREEMENT. This Agreement if the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

            13.3 SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

            13.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

            13.5 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

            13.6 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's RIGHT to terminate my employment at any time, with or without cause.

            13.7 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement

      This Agreement shall be effective as of the first day of my employment with the Company, namely:_____________________________, 2____.

      I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

ACCEPTED AND AGREED TO:
                                                       /s/ Geoffrey Ribar
Dated: 8/21/2001                                       -------------------------
                                                       Signature

                                                       Geoffrey Ribar
                                                       -------------------------
                                                       (Printed Name)

PLEASE TURN THIS PAGE AND FILL OUT THE NEXT PAGE STATING WHETHER OR NOT YOU HAVE ANY PRIOR INVENTION TO REPORT.

IF YOU DO NOT HAVE ANY PRIOR INVENTIONS OR PATENTS, PLEASE PUT A CHECK IN THE BOX MARKED "NO" IN SECTIONS 1 AND 2.

                                    EXHIBIT A

TO:   ASYST

FROM: Geoffrey Ribar

DATE: 8/21,2001

RE:   PRIOR INVENTIONS

      1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Asyst Technologies, Inc.(the "Company") that have been made or conceived or first reduce to practice by me alone or jointly with others prior to my engagement by the Company:
inventions or improvements.

      [X]   No inventions or improvements.

      [ ]   See below:

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      [ ]   Due to confidentiality agreements with prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list.

      [ ]   Additional sheets attached.

      2. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant of the express written authorization of my former employer or such other person (a copy of which is attached hereto):

      [X]   No material.

      [ ]   See below:

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

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